Exhibit 99

News Release

Contact:	Brian W. Wingard Treasurer (814) 765-9621 FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2013

Clearfield, Pennsylvania – August 1, 2013

CNB Financial Corporation (“CNB”) (NASDAQ: CCNE), the parent company of CNB Bank, today announced its earnings for the second quarter and first six months of 2013. Highlights include the following:

•	Announced the acquisition of FC Banc Corp. and its subsidiary, The Farmers Citizens Bank, headquartered in Bucyrus, Ohio, expected to close in the fourth quarter of 2013.

•

Excluding the effects of realized gains on the sale of available-for-sale securities and merger costs, pre-tax income of $4.3 million for the three months ended June 30, 2013, compared to pre-tax income of $5.2 million in the second quarter of 2012.

•

Excluding the effects of realized gains on the sale of available-for-sale securities and merger costs, pre-tax income of $10.2 million for the six months ended June 30, 2013, compared to pre-tax income of $10.6 million for the six months ended June 30, 2012.

•	Net interest income of $13.8 million for the second quarter of 2013, an increase of 4.2% over the second quarter of 2012.

•	Net interest income of $27.3 million for the six months ended June 30, 2013, an increase of 5.1% over the six months ended June 30, 2012.

•	Annualized returns on average assets and equity of 0.80% and 10.04%, respectively, for the six months ended June 30, 2013.

•	Loans of $982.9 million at June 30, 2013, an increase of $76.2 million, or 8.4%, compared to June 30, 2012.

•	Deposits of $1.55 billion at June 30, 2013, an increase of $91.1 million, or 6.3%, compared to June 30, 2012.

•	Total non-performing assets of $20.0 million, or 1.10% of total assets as of June 30, 2013.

Joseph B. Bower, Jr., President and CEO, commented, “We are very pleased with the growth in the loan portfolio through the first six months of 2013, and we are encouraged by the loan prospects currently in our pipeline. Although net income is slightly behind our projections, the remainder of 2013 looks promising as a result of our continued loan growth and the significant loan loss recovery that occurred in the third quarter.”

Net Interest Income and Margin

During the six months ended June 30, 2013, net interest income increased $1.3 million, or 5.1%, compared to the six months ended June 30, 2012. Net interest margin on a fully tax equivalent basis was 3.35% and 3.38% for the three and six months ended June 30, 2013, compared to 3.47% for both the three and six months ended June 30, 2012.

Although the yield on earnings assets decreased from 4.48% during the six months ended June 30, 2012 to 4.10% during the six months ended June 30, 2013, CNB’s average earning assets increased from $1.59 billion to $1.71 billion, or 7.7%. Due to growth in core deposits, interest-bearing liabilities have increased $77.6 million, or 6.0%, as compared to June 30, 2012. However, interest expense for the six months ended June 30, 2013 decreased by $1.9 million, or 23.5%, compared to the six months ended June 30, 2012, as a result of decreases in the cost of core deposits.

CNB’s strong and growing deposit base and low cost of funds has offset the decline in yield on earning assets as the company has been prudent in managing its deposit rates, resulting in the increase in net interest income.

Asset Quality

During the six months ended June 30, 2013, CNB recorded a provision for loan losses of $4.0 million, as compared to a provision for loan losses of $2.9 million for the six months ended June 30, 2012.

During the second quarter of 2013, a commercial mortgage loan with a balance of $1.1 million that was previously modified in a troubled debt restructuring defaulted under its restructured terms, resulting in an increase in the provision for loan losses during the three and six months ended June 30, 2013 of $611 thousand. In addition, due to a rapid deterioration in the collateral value of an impaired commercial mortgage loan with a carrying value of $2.9 million, CNB recorded an increase in the provision for loan losses of $1.7 million during the three and six months ended June 30, 2013. Subsequently, CNB recorded a partial chargeoff on this loan of $892 thousand, resulting in a carrying amount of $2.0 million and a specific reserve of $822 thousand as of June 30, 2013.

Finally, a commercial mortgage loan with a carrying value of $3.3 million defaulted in the second quarter of 2013 and was placed on nonaccrual status. Based on management’s evaluation of the fair value of the associated collateral, no provision for loan loss was required to be recorded.

In July 2013, CNB recorded a loan loss recovery of $1.4 million related to an impaired commercial mortgage loan. A partial chargeoff had been recorded for this loan in a prior period. At the recovery date, the carrying amount of the loan was $5.2 million, which was satisfied in full by CNB’s participation in the issuance of a loan at market terms to a new borrower who purchased the property securing the loan.

Non-Interest Income

Excluding the effects of realized gains on the sale of available-for-sale securities, non-interest income was $6.5 million for the six months ended June 30, 2013, compared to $5.4 million for the six months ended June 30, 2012. Net realized gains on available-for-sale securities were $252 and $328 thousand during the three and six months ended June 30, 2013, compared to $731 thousand and $1.3 million during the three and six months ended June 30, 2012.

Wealth and asset management fees increased from $813 thousand during the six months ended June 30, 2012 to $1.1 million during the six months ended June 30, 2013 due to increases in assets under management resulting from CNB’s strategic focus to grow its Wealth and Asset Management Division. During the quarter ended June 30, 2013, CNB recorded $815 thousand in income from bank owned life insurance policies, including $576 thousand representing the excess of the face value of certain policies over their cash surrender values resulting from the maturity of the policies.

Non-Interest Expenses

Total non-interest expenses increased $2.6 million, or 14.7%, during the six months ended June 30, 2013 compared to the six months ended June 30, 2012. Salaries and benefits expenses increased $1.2 million, or 12.7%, during the six months ended June 30, 2013 compared to the six months ended June 30, 2012, in part due to routine merit increases, an increase in average full-time equivalent employees, and increases in certain employee benefit expenses, such as health insurance premiums, which continue to increase in line with market conditions. In addition, non-interest expenses for the three and six months ended June 30, 2013 include merger related expenses of $828 thousand and $931 thousand, respectively.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $1.8 billion that conducts business primarily through CNB Bank, CNB’s principal subsidiary. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division and 29 full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank. More information about CNB and CNB Bank may be found on the internet at www.bankcnb.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to CNB’s financial condition, liquidity, results of operations, future performance and business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond CNB’s control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to: changes in general business, industry or economic conditions or competition; changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; adverse changes or conditions in capital and financial markets; changes in interest rates; higher than expected costs or other difficulties related to integration of combined or merged businesses; the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions, including the previously announced acquisition of FC Banc Corp.; changes in the quality or composition of CNB’s loan and investment portfolios; adequacy of loan loss reserves; increased competition; loss of certain key officers; continued relationships with major customers; deposit attrition; rapidly changing technology; unanticipated regulatory or judicial proceedings and liabilities and other costs; changes in the cost of funds, demand for loan products or demand for financial services; and other economic, competitive, governmental or technological factors affecting CNB’s operations, markets, products, services and prices. Some of these and other factors are discussed in CNB’s annual and quarterly reports previously filed with the SEC. Such factors could cause actual results to differ materially from those in the forward-looking statements.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this press release. CNB undertakes no obligation to publicly update or revise any forward-looking statements included in this press release or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur and you should not put undue reliance on any forward-looking statements.

Financial Tables

The following tables supplement the financial highlights described previously for CNB Financial Corporation.

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
	(Dollars in thousands, except share and per share data)
	2013	2012	% change	2013	2012	% change
Income Statement
Interest income	$16,758	$17,207	-2.6%	$33,462	$34,031	-1.7%
Interest expense	2,932	3,933	-25.5%	6,185	8,080	-23.5%

Net interest income	13,826	13,274	4.2%	27,277	25,951	5.1%
Provision for loan losses	3,115	1,746	78.4%	4,045	2,850	41.9%

Net interest income after provision for loan losses	10,711	11,528	-7.1%	23,232	23,101	0.6%

Non-interest income
Wealth and asset management fees	538	426	26.3%	1,112	813	36.8%
Service charges on deposit accounts	1,019	996	2.3%	1,961	1,971	-0.5%
Other service charges and fees	524	468	12.0%	954	900	6.0%
Net realized gains on available-for-sale securities	252	731	-65.5%	328	1,297	-74.7%
Net realized and unrealized gains (losses) on securities for which fair value was elected	28	(140)	-120.0%	331	180	83.9%
Mortgage banking	271	196	38.3%	526	461	14.1%
Bank owned life insurance	815	262	211.1%	1,077	523	105.9%
Other	324	325	-0.3%	553	534	3.6%

Total non-interest income	3,771	3,264	15.5%	6,842	6,679	2.4%

Non-interest expenses
Salaries and benefits	5,332	4,619	15.4%	10,529	9,344	12.7%
Net occupancy expense of premises	1,281	1,107	15.7%	2,598	2,256	15.2%
FDIC insurance premiums	319	274	16.4%	598	533	12.2%
Other	3,861	2,833	36.3%	6,750	5,714	18.1%

Total non-interest expenses	10,793	8,833	22.2%	20,475	17,847	14.7%

Income before income taxes	3,689	5,959	-37.3%	9,599	11,933	-19.1%
Income tax expense	738	1,623	-54.5%	2,351	3,250	-27.7%

Net income	$2,951	$4,336	-31.9%	$7,248	$8,683	-16.5%

Average diluted shares outstanding	12,453,608	12,397,078		12,449,403	12,381,343

Diluted earnings per share	$0.24	$0.35	-31.4%	$0.58	$0.70	-17.1%
Cash dividends per share	$0.165	$0.165	0.0%	$0.33	$0.33	0.0%

Payout ratio	69%	47%		57%	47%

Average Balances
Loans, net of unearned income	$965,456	$888,421		$949,004	$872,312
Total earning assets	1,735,613	1,629,707		1,712,256	1,589,468
Total assets	1,823,596	1,719,054		1,806,535	1,683,503
Total deposits	1,537,747	1,438,468		1,529,125	1,416,886
Shareholders’ equity	142,596	139,355		144,391	136,750

Performance Ratios
Return on average assets	0.65%	1.01%		0.80%	1.03%
Return on average equity	8.28%	12.45%		10.04%	12.70%
Net interest margin (FTE)	3.35%	3.47%		3.38%	3.47%

Loan Charge-Offs
Net loan charge-offs	$1,512	$1,071		$2,605	$1,775
Net loan charge-offs / average loans	0.63%	0.48%		0.55%	0.41%

	(unaudited) June 30,	(unaudited) March 31,	December 31,	(unaudited) June 30,	% change versus
	2013	2013	2012	2012	3/31/13	6/30/12
	(Dollars in thousands, except share and per share data)
Ending Balance Sheet
Loans, net of unearned income	$982,947	$932,696	$927,824	$906,767	5.4%	8.4%
Loans held for sale	53	956	2,398	1,499	-94.5%	-96.5%
Investment securities	729,027	766,011	741,770	719,012	-4.8%	1.4%
FHLB and other equity interests	7,565	6,597	6,684	6,848	14.7%	10.5%
Other earning assets	4,298	3,578	3,536	3,531	20.1%	21.7%

Total earning assets	1,723,890	1,709,838	1,682,212	1,637,657	0.8%	5.3%

Allowance for loan losses	(15,500)	(13,897)	(14,060)	(13,690)	11.5%	13.2%
Goodwill	10,946	10,946	10,946	10,821	0.0%	1.2%
Other assets	90,109	102,960	93,981	86,232	-12.5%	4.5%

Total assets	$1,809,445	$1,809,847	$1,773,079	$1,721,020	0.0%	5.1%

Non interest-bearing deposits	$176,700	$163,646	$175,239	$163,153	8.0%	8.3%
Interest-bearing deposits	1,369,846	1,381,799	1,309,764	1,292,268	-0.9%	6.0%

Total deposits	1,546,546	1,545,445	1,485,003	1,455,421	0.1%	6.3%

Borrowings	100,477	75,152	97,806	82,182	33.7%	22.3%
Subordinated debt	20,620	20,620	20,620	20,620	0.0%	0.0%
Other liabilities	10,839	22,525	24,286	23,150	-51.9%	-53.2%

Common stock	—	—	—	—	NA	NA
Additional paid in capital	43,950	43,840	44,223	44,099	0.3%	-0.3%
Retained earnings	92,080	91,193	88,960	84,619	1.0%	8.8%
Treasury stock	(1,222)	(1,245)	(1,743)	(2,289)	-1.8%	-46.6%
Accumulated other comprehensive income (loss)	(3,828)	12,317	13,924	13,218	NA	NA

Total shareholders’ equity	130,980	146,105	145,364	139,647	-10.4%	-6.2%

Total liabilities and shareholders’ equity	$1,809,445	$1,809,847	$1,773,079	$1,721,020	0.0%	5.1%

Ending shares outstanding	12,511,095	12,509,289	12,475,904	12,440,423

Book value per share	$10.47	$11.68	$11.65	$11.23
Tangible book value per share (*)	$9.59	$10.80	$10.77	$10.36

Capital Ratios
Tangible common equity / tangible assets (*)	6.67%	7.51%	7.63%	7.53%
Leverage ratio	7.94%	8.03%	8.06%	7.90%
Tier 1 risk based ratio	13.86%	14.28%	14.03%	13.79%
Total risk based ratio	15.11%	15.53%	15.28%	15.04%

Asset Quality
Non-accrual loans	$19,582	$16,187	$14,445	$18,109
Loans 90+ days past due and accruing	212	221	357	284

Total non-performing loans	19,794	16,408	14,802	18,393
Other real estate owned	174	376	325	126

Total non-performing assets	$19,968	$16,784	$15,127	$18,519

Loans modified in a troubled debt restructuring (TDR):
Performing TDR loans	$8,102	$8,817	$9,961	$10,449
Non-performing TDR loans (**)	2,128	1,065	1,660	—

Total TDR loans	$10,230	$9,882	$11,621	$10,449

Non-performing assets / Loans + OREO	2.12%	1.80%	1.63%	2.04%
Non-performing assets / Total assets	1.10%	0.93%	0.85%	1.08%
Allowance for loan losses / Loans	1.57%	1.49%	1.52%	1.51%

*	- Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders’ equity. Tangible assets is calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding. CNB believes that these non-GAAP financial measures provide information to investors that is useful in understanding its financial condition. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).
**	- Nonperforming TDR loans are also included in the balance of non-accrual loans in the previous table.

	(Dollars in thousands, except share and per share data)
	(unaudited) June 30, 2013	(unaudited) March 31, 2013	December 31, 2012	(unaudited) June 30, 2012

Shareholders’ equity	$130,980	$146,105	$145,364	$139,647
Less goodwill	10,946	10,946	10,946	10,821

Tangible common equity	$120,034	$135,159	$134,418	$128,826

Total assets	$1,809,445	$1,809,847	$1,773,079	$1,721,020
Less goodwill	10,946	10,946	10,946	10,821

Tangible assets	$1,798,499	$1,798,901	$1,762,133	$1,710,199

Ending shares outstanding	12,511,095	12,509,289	12,475,904	12,440,423

Tangible book value per share	$9.59	$10.80	$10.77	$10.36
Tangible common equity/Tangible assets	6.67%	7.51%	7.63%	7.53%

The following is a non-GAAP disclosure of pre-tax net income excluding the effects of net realized gains on the sale of available for sale securities and one-time merger costs:

	(unaudited) Three Months Ended June 30,			(unaudited) Six Months Ended June 30,
	(Dollars in thousands, except share and per share data)
	2013	2012	% change	2013	2012	% change

Pre-tax net income, GAAP basis	$3,689	$5,959	-38.1%	$9,599	$11,933	-19.6%
Net realized gains on available-for-sale securities	(252)	(731)	-65.5%	(328)	(1,297)	-74.7%
Merger costs	828	—	n/a	931	—	n/a

Pre-tax net income, non-GAAP	$4,265	$5,228	-18.4%	$10,202	$10,636	-4.1%